SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): April 24, 2000
                                                  --------------




                        BNP RESIDENTIAL PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)



Maryland                             1-9496                       56-1574675
--------                             ------                       ----------
(State of incorporation)     (Commission File Number)           (IRS Employer
                                                             Identification No.)



                3850 One First Union Center, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100




                     formerly Boddie-Noell Properties, Inc.
                                  (Former name)










                                                   Total number of pages:   5

Item 5.  Other Events

         Effective April 24, 2000, Boddie-Noell Properties, Inc. has changed its name to BNP Residential Properties, Inc. We believe the new name more clearly reflects our business activities and will eliminate the confusion that has existed because of the similarity of our former name to that of Boddie-Noell Enterprises, a privately held corporation headquartered in Rocky Mount, North Carolina. Our stock symbol will continue to be BNP, and our stock will continue to trade on the American Stock Exchange.

         Also effective April 24, 2000, Boddie-Noell Properties Limited Partnership has changed its name to BNP Residential Properties Limited Partnership.

         BNP Residential Properties, Inc. is structured as an UpREIT, or umbrella partnership real estate investment trust. We are the sole general partner and own a controlling interest in BNP Residential Properties Limited Partnership, through which we conduct all of our operations.

         Our Annual Report on Form 10-K was filed on March 28, 2000, under our former name, Boddie-Noell Properties, Inc. Our Annual Report to Shareholders and our Proxy Statement for Annual Meeting of Shareholders to be held May 25, 2000, which we expect to mail to shareholders on April 25, 2000, will reflect our new name, BNP Residential Properties, Inc.

Item 7.  Exhibits

 Exhibit No.

     3.1 Amendment to Articles of Incorporation of Boddie-Noell Properties, Inc. dated April 24, 2000.
    10.1 Amendment to First Amended and Restated Agreement of Limited Partnership of Boddie-Noell Properties Limited Partnership dated April 24, 2000.


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




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BNP Residential Properties, Inc.
                                        (formerly Boddie-Noell Properties, Inc.)
                                        (Registrant)



April 24, 2000                          by:   /s/ Pamela B. Bruno
                                           ----------------------
                                        Pamela B. Bruno
                                        Vice President, Controller and
                                        Chief Accounting Officer


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